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EXHIBIT 4.4

                  CAVALCADE OF SPORTS MEDIA, INC.

    Certificate of Designation, Powers, Preferences and Rights
                              of the
    ChangeBridge Funding Series of Convertible Preferred Stock

                    Par Value $.001 Per Share
                 Stated Capital $15.00 Per Share
                       ____________________
              Pursuant to Section 78.195(6) of the
             Corporation Law of the State of Nevada
                       ____________________

     The undersigned, President of CAVALCADE OF SPORTS MEDIA, INC., a Nevada Corporation (hereinafter called the "Company") does hereby certify as required by NRS 78.195(6) that the following resolution has been duly adopted by the Board of Directors of the
Company:

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Certificate of Incorporation, as amended (hereinafter the "Certificate of Incorporation") of the Company, there hereby is created, out of the 10,000,000 shares of preferred stock of the Company authorized in Article III of its Certificate of Incorporation as amended (the "Preferred Stock"), a series of 1,000,000 shares, which series shall have the following designations, powers, preferences, rights, qualifications, limitations and restrictions (in addition to the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Certificate of Incorporation of the Company which are applicable to the Preferred Stock):


     1.   DESIGNATION.
     The designation of the said series of the Preferred Stock shall be the"ChangeBridge Funding Series of Convertible Preferred Stock" (the "CHANGEBRIDGE FUNDING SERIES"). This series shall be of equal rank to the Company's ChangeBridge Acquisition Series of Convertible Preferred Stock.


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     2.   NUMBER OF SHARES; PAR VALUE; STATED CAPITAL.
     The number of shares of the CHANGEBRIDGE FUNDING SERIES shall be limited to 100,000. The shares of the CHANGEBRIDGE FUNDING SERIES shall be issued as full shares and shall have a par value of one-tenth of a cent ($.001) per share and a stated capital of Ten Dollars ($10.00) per share.


     3.   DIVIDENDS.
     (a) The holders of the CHANGEBRIDGE FUNDING SERIES shall be entitled to receive, out of any funds of ChangeBridge Television, Inc. (a wholly-owned subsidiary of the Company), at the time legally available for the declaration of dividends, a dividend equivalent to that declared and/or paid with respect to the shares of the Common Stock of ChangeBridge Television, Inc. Each share of the CHANGEBRIDGE FUNDING SERIES shall receive the same dividend per share as the dividend payable with respect to each share of the Common Stock of ChangeBridge Television, Inc. There shall be no duty imposed on ChangeBridge Television, Inc. to declare any dividend, regardless of the funds legally available for the declaration of a dividend; it being the intent that the shares of the CHANGEBRIDGE FUNDING SERIES be entitled to a dividend only if a dividend is declared with respect to the Common Stock of ChangeBridge Television, Inc.

     (b) Unless specifically declared as payable to the holders of the CHANGEBRIDGE FUNDING SERIES, the holders of the CHANGEBRIDGE FUNDING SERIES shall not be entitled to receive any dividend otherwise declared payable out of the funds of the Company at the time legally available for the declaration of dividends; the payment of required dividends being limited to those circumstances where ChangeBridge Television, Inc. declares a dividend on its Common Stock. However, in the event of the declaration of a dividend to the holders of the ChangeBridge Acquisition Series of Convertible Preferred Stock, a like dividend shall also be declared on the CHANGEBRIDGE FUNDING SERIES.


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     4.   LIQUIDATION.
     (a) In the event of a liquidation, dissolution, or winding up of ChangeBridge Television, Inc., whether voluntary or involuntary, where the holders of shares of the CHANGEBRIDGE FUNDING SERIES do not elect to convert to shares of the Common Stock of ChangeBridge Television, Inc. as provided below, the holders of shares of the CHANGEBRIDGE FUNDING SERIES shall be entitled to receive out of the assets of ChangeBridge Television, Inc., whether such assets are capital or surplus of any nature, the sum of Fifteen Dollars ($15.00) per share, and, in addition to such amount, a further amount equal to the dividends declared but unpaid and accumulated thereon, to the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of shares of Common Stock of ChangeBridge Television, Inc. If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets distributed among the holders of the CHANGEBRIDGE FUNDING SERIES, the CHANGEBRIDGE FUNDING SERIES and the CHANGEBRIDGE FUNDING SERIES shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of ChangeBridge Television, Inc. to be distributed shall be distributed ratably among the holders of the CHANGEBRIDGE FUNDING SERIES, the CHANGEBRIDGE FUNDING SERIES and the CHANGEBRIDGE FUNDING SERIES ratably.

    (b) In the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, where the holders of shares of the CHANGEBRIDGE FUNDING SERIES do not elect to convert to shares of the Common Stock of ChangeBridge Television, Inc. as provided below, the holders of shares of CHANGEBRIDGE FUNDING SERIES shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, the sum of Fifteen Dollars ($15.00) per share, and, in


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addition to such amount, a further amount equal to the dividends declared but unpaid and accumulated thereon, to the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets distributed among the holders of the CHANGEBRIDGE FUNDING SERIES, the CHANGEBRIDGE FUNDING SERIES and the CHANGEBRIDGE FUNDING SERIES shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of ChangeBridge Television, Inc. to be distributed shall be distributed ratably among the holders of the CHANGEBRIDGE FUNDING SERIES, the CHANGEBRIDGE FUNDING SERIES and the CHANGEBRIDGE FUNDING SERIES ratably.


     5.   REDEMPTION.
     (a) At any time after July 31, 2006, the Company, at the option of the Board of Directors, may redeem the whole of, or from time to time may redeem any part of, the CHANGEBRIDGE FUNDING SERIES on any dividend date by either (i) paying in cash therefor Fifteen Dollars ($15.00) per share and, in addition to such amount, an amount in cash equal to all dividends on the CHANGEBRIDGE FUNDING SERIES declared but unpaid and accumulated up to and including the date fixed for redemption.

     (b) In case of the redemption of a part only of the outstanding shares of the CHANGEBRIDGE FUNDING SERIES, the Company shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the shares of the CHANGEBRIDGE FUNDING SERIES at any time outstanding may not be redeemed until all dividends declared, accrued and in arrears upon all of the shares of the CHANGEBRIDGE FUNDING SERIES outstanding shall have been paid for all past dividend periods, and until full dividends, if any, for the then current dividend period on all


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shares of the CHANGEBRIDGE FUNDING SERIES then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least 30 days' previous notice by mail, postage prepaid, shall be given to the holders of record of the shares to be redeemed.


     6.   VOTING.
     The CHANGEBRIDGE FUNDING SERIES shall have voting rights. For voting purposes, such series shall be considered part of the Common Stock and shall vote with the Common Stock, rather than as a separate class or series of preferred stock. Each share of the CHANGEBRIDGE FUNDING SERIES shall have one vote per share.


     7.   VOLUNTARY CONVERSION INTO SHARES OF CAVALCADE OF SPORTS
MEDIA, INC.
     The shares of the CHANGEBRIDGE FUNDING SERIES shall, from and after July 31, 2004, at the option of the respective holders thereof, be convertible into fully paid and nonassessable shares of the Common Stock of ChangeBridge Television, Inc., upon certain terms and conditions, at any time and from time to time, except that any of such CHANGEBRIDGE FUNDING SERIES shares which have been called for redemption shall be convertible up to and including, but not after, the close of business on the tenth (10) day prior to the redemption date.

     (i) In order to exercise the conversion privilege, the holder of any of the shares of the CHANGEBRIDGE FUNDING SERIES to be converted shall surrender the certificate or certificates therefor to any transfer agent of the Company, duly endorsed in blank for transfer with the signature Medallion guaranteed, accompanied by written notice of election to convert such shares or a portion thereof executed on the form set forth on such certificates or on such


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     other form as may be provided form time to time by the
     Company.
          As soon as practicable after the surrender of such certificates as provided above, the Company shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock of the Company issuable hereunder upon the conversion of such shares of the CHANGEBRIDGE FUNDING SERIES and cash or scrip, as provided in subparagraph (v) below, in respect of any fraction of a common share issuable upon such conversion. Such conversion shall be deemed to have been effected on the date on which the certificates for such shares of the CHANGEBRIDGE FUNDING SERIES have been surrendered as provided above, and the person in whose name any certificate or certificates for Common Stock are issuable upon conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.

     (ii) The shares of CHANGEBRIDGE FUNDING SERIES shall be convertible into Common Shares of the Company at a conversion price equal to the average of the bid and asked closing prices for the twenty (20) consecutive trading days ending on the day prior to conversion, taking each share of the CHANGEBRIDGE FUNDING SERIES at Fifteen Dollars ($15.00) per share. No fractional Common Shares shall be issued.

     (iii) Earned and declared but unpaid and accrued or accumulated dividends on the CHANGEBRIDGE FUNDING SERIES shall be convertible into Common Shares of the Company at a conversion price equal to the average of the bid and


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     asked closing prices for the twenty (20) consecutive trading days ending on the day prior to conversion. No fractional
     Common Shares shall be issued.

     (iv) In case of the voluntary dissolution, liquidation, or winding up of the Company, all conversion rights of the holders of shares of CHANGEBRIDGE FUNDING SERIES shall terminate on a date fixed by the Board of Directors, but not more than thirty (30) days prior to the record date for determining the holders of the Common Shares entitled to receive any distribution upon such dissolution, liquidation or winding up. The Company shall cause notice of the proposed action, and of the date of termination of conversion rights, to be mailed to the holders of record of shares of the CHANGEBRIDGE FUNDING SERIES not later than thirty (30) days prior to the date of such termination, and shall promptly give similar notice to each transfer agent for such Preferred Stock and for the Common Stock.

     (v) No fractional share of the Company's Common Stock shall be issued upon conversion of any share of the CHANGEBRIDGE FUNDING SERIES, but in lieu of fractional shares the Company shall, at its option, either pay an amount in cash equal to the current market value of such fractional interest, computed on the basis of the last reported sale price of the Common Stock prior to the date of conversion, or issue scrip of the Company in respect there of. Such scrip shall be non interest-bearing and non-voting, shall be exchangeable in combination with other similar scrip for the number of full shares of Common Stock of the Company represented thereby, shall be issued in such denominations and in such form, shall


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     expire after such reasonable time, which shall not be
     less than one year from the date of issue, may contain such provisions for the sale for the account of the holder of such scrip of the shares of Common Stock for which such scrip is exchangeable, and shall be subject to such other terms and provisions, if any, as the Board of Directors may from time to time determine prior to the issuance thereof.

     (vi) As long as any of the shares of the CHANGEBRIDGE FUNDING SERIES remain outstanding, the Company shall take all steps necessary to reserve and keep available a number of authorized but unissued shares of its Common Stock sufficient for issuance upon conversion of all such outstanding shares of the CHANGEBRIDGE FUNDING SERIES, and for issuance in exchange for all outstanding scrip certificates.

     (vii) All certificates for the shares of the CHANGEBRIDGE FUNDING SERIES surrendered for conversion as provided herein shall be canceled and retired, and no further shares of the CHANGEBRIDGE FUNDING SERIES shall be issued in lieu thereof.

     (ix) The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions of this paragraph, as may from time to be adopted by the Board of Directors of the Company.

     (x) All shares of the Company's Common Stock issued upon the conversion of the shares of the CHANGEBRIDGE FUNDING
     SERIES shall be validly issued and outstanding, and fully paid and nonassessable.


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     8.  INVOLUNTARY (AUTOMATIC) CONVERSION INTO SHARES OF
CHANGEBRIDGE TELEVISION, INC.  If, at any time after December 31,
2002 a majority in interest of the holders of the Company's series of Preferred Stock designated as the Golf Acquisition Series of Convertible Preferred Stock:

     (i) shall convert their Preferred Stock into shares of the Common Stock of ChangeBridge Television, Inc.; and

     (ii) shall elect to have the Company spin-off ChangeBridge
Television, Inc. as an independent corporation (i.e., to no longer be a subsidiary of the Company) then all of the issued and outstanding shares of the CHANGEBRIDGE FUNDING SERIES shall automatically be converted to shares of the Common Stock of ChangeBridge Television, Inc. (without further action by any holder) upon the following terms and conditions:

     (a) the Company/ChangeBridge Television, Inc. shall, at the sole cost and expense of ChangeBridge Television, Inc., file and prosecute to effectiveness a Registration Statement under the Securities Act of 1933 with the Securities and Exchange
Commission;

     (b) in such Registration Statement ChangeBridge Television, Inc. shall register sufficient shares of the Common Stock of ChangeBridge Television, Inc. to effectuate the automatic conversion required hereunder into registered (free-trading) shares of the Common Stock of ChangeBridge Television, Inc.;

     (c) the conversion shall be automatically effective upon the Securities and Exchange Commission declaration of the effectiveness of such Registration Statement;

     (d) The shares of the CHANGEBRIDGE FUNDING SERIES shall be convertible into Common Shares of the Company at the rate of ten
(10) shares of ChangeBridge Television, Inc. Common Stock for each share of CHANGEBRIDGE FUNDING SERIES. provided, however, that the immediate sale of such shares during the offering period may be limited by the underwriter without the approval of the holder(s) for a period not to exceed one hundred twenty days from the commencement of the offering.


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     (e)  Earned and declared but unpaid and accrued or
accumulated dividends on the CHANGEBRIDGE FUNDING SERIES shall be convertible in the same manner and on the same terms as the stated capital.

     (f) No fractional share of ChangeBridge Television, Inc.'s Common Stock shall be issued upon this involuntary conversion of any share of the CHANGEBRIDGE FUNDING SERIES, but in lieu of fractional shares ChangeBridge Television, Inc. shall round up the shares being issued to the next whole share.

     (g) All certificates for the shares of the CHANGEBRIDGE
FUNDING SERIES surrendered for conversion as provided herein shall be canceled and retired, and no further shares of the CHANGEBRIDGE FUNDING SERIES shall be issued in lieu thereof.

     (h) The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions of this paragraph, as may from time to be adopted by the Board of Directors of the Company.

     (i) All shares of ChangeBridge Television, Inc.'s Common
Stock issued upon the conversion of the shares of the CHANGEBRIDGE FUNDING SERIES shall be validly issued and outstanding, and fully paid and nonassessable.


     9.   NO PREEMPTIVE RIGHTS.
     No holder of any shares of the CHANGEBRIDGE FUNDING SERIES, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.


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     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its Secretary this 17th day of February, 2002.

                              CAVALCADE OF SPORTS MEDIA, INC.

ATTEST:
[Corporate Seal]
                              By:______________________________
                                 Edward Litwak, President

___________________________
Secretary



STATE OF NEW YORK   :
                    :ss
COUNTY OF NEW YORK  :

                         ACKNOWLEDGEMENT

     Personally appeared before me, a notary public in and for said County and State, Edward E. Litwak, known to me or duly proved to me, who stated that he was the President of Cavalcade of Sports Media, Inc., a Nevada corporation, and he acknowledged that he had executed the Certificate of Designation on behalf of such corporation for the purposes stated therein.


                               _________________________________

My Commission Expires:



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